Exhibit 99.1

3333 LEE PARKWAY, SUITE 1200
DALLAS, TEXAS 75219
PHONE: 972.629.4400
FAX: 972.629.4401
WWW.GAINSCO.COM

GAINSCO REPORTS 1st QUARTER 2008 RESULTS

DALLAS, Texas, May 15, 2008 – GAINSCO, INC. (AMEX: GAN) today announced net income for the first quarter 2008 of $0.2 million, or $0.01 per common share, basic and diluted. This compares to first quarter 2007 net loss of $2.6 million, or $0.10 per common share, basic and diluted.

Gross premiums written during the first quarter 2008 were approximately 11% below gross premiums written in the comparable 2007 period. Gross premiums written by geographic region for the quarters ended March 31, 2008 and March 31, 2007, were as follows:

(dollars in millions)	Three months ended March 31
	2008	2007
Regions:
Southeast (Florida, South Carolina)	$30.3	31.6
South Central (Texas)	$12.6	15.8
Southwest (Arizona, Nevada, New Mexico)	$8.5	10.0
West (California)	$0.6	1.1

Total	$52.0	58.5

GAAP ratios for the quarters ended March 31, 2008 and March 31, 2007, were as follows:

	Three months ended March 31
	2008	2007
Total Company:
C & CAE Ratio (1)	74.8%	84.0%
Expense Ratio (2)(3)	25.8%	23.2%

Combined Ratio(2)	100.6%	107.2%

Nonstandard Personal Auto:
C & CAE Ratio (1)	74.8%	86.7%

(1)	C & CAE is an abbreviation for Claims and claims adjustment expenses, stated as a percentage of net premiums earned.
(2)	The Expense Ratio and Combined Ratio do not reflect expenses of the holding company, which include interest expense on the note payable and subordinated debentures.
(3)	Commissions, change in deferred acquisition costs, underwriting expenses and operating expenses (insurance subsidiaries only) are offset by agency revenues and are stated as a percentage of net premiums earned.

--Page 2--

The Company continues to adjust and settle claims associated with its runoff lines. For the first quarter of 2008, the Company did not record material development for claims occurring in prior accident years for runoff lines. During the first quarter 2007, the Company recorded favorable development for claims occurring in prior accident years for runoff lines of $1.4 million.

As regards the Company’s nonstandard personal auto business, the Company recorded during the first quarter 2008 unfavorable development for claims occurring in prior accident years of $1.7 million. For the first quarter 2007, the Company recorded unfavorable development for claims occurring in prior accident years for nonstandard personal auto of $6.2 million. In the first quarter 2008, the unfavorable development for prior accident years included approximately $0.3 million related to extra-contractual claims.

As of March 31, 2008, the Company had $67.7 million in net unpaid claims and claims adjustment expenses (“C&CAE”) (Unpaid C&CAE of $75.5 million less Ceded unpaid C&CAE of $7.8 million), compared to net unpaid C&CAE at December 31, 2007 of $66.0 million (Unpaid C&CAE of $74.7 million less Ceded unpaid C&CAE of $8.7 million). These amounts include net unpaid C&CAE in respect of the Company’s runoff lines of $9.9 million at March 31, 2008, and $10.3 million at December 31, 2007. As of March 31, 2008, the outstanding inventory of runoff claims was 51, compared to 47 at December 31, 2007.

As of March 31, 2008, the Company’s Shareholders’ equity was $64.6 million, Subordinated debentures were $43.0 million and Note payable was $1.8 million. These compare to Shareholders’ equity of $66.0 million, Subordinated debentures of $43.0 million and Note payable of $1.9 million at December 31, 2007.

Per common share amounts for all periods presented have been adjusted for the rights offerings in November 2006 and August 2005, as well as the reverse stock split in November 2005.

GAINSCO, INC. is a Dallas, Texas-based holding company. The Company’s nonstandard personal auto insurance products are distributed through independent retail agents in Florida and South Carolina (Southeast Region), Texas (South Central Region) and Arizona, Nevada and New Mexico (Southwest Region), and through an independent managing general agency in California (West Region). Its insurance company subsidiary is MGA Insurance Company, Inc.

Some of the statements made in this release may be forward-looking statements. Forward-looking statements relate to future events or future financial performance and may involve known or unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

These forward-looking statements reflect current views but are based on assumptions and are subject to risks, uncertainties and other variables which should be considered when making an investment decision, including, (a) operational risks and other

--Page 3--

challenges associated with rapid growth into new and unfamiliar markets and states, (b) adverse market conditions, including heightened competition, (c) factors considered by A.M. Best in the rating of our insurance subsidiary, and the acceptability of our current rating, or a future rating, to agents and customers, (d) the Company’s ability to adjust and settle the remaining claims associated with its runoff business on terms consistent with its estimates and reserves, (e) the adoption or amendment of legislation, uncertainties in the outcome of litigation and adverse trends in litigation and regulation, (f) inherent uncertainty arising from the use of estimates and assumptions in decisions about pricing and reserves, (g) the effects on claims levels or business operations resulting from natural disasters and other adverse weather conditions, (h) the availability of reinsurance and the Company’s ability to collect reinsurance recoverables, (i) the availability and cost of capital, which may be required in order to implement the Company’s strategies, and (j) limitations on the Company’s ability to use net operating loss carryforwards. Please refer to the Company’s recent SEC filings, including the Annual Report on Form 10-K for the year ended December 31, 2007, for more information regarding factors that could affect the Company’s results.

Forward-looking statements are relevant only as of the dates made, and the Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made. All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified in their entirety by this cautionary notice. Actual results may differ significantly from the results discussed in these forward-looking statements.

--END--

[The GAINSCO, INC. and Subsidiaries unaudited Consolidated Statements of Operations and Other Information for the quarters ended March 31, 2008 and March 31, 2007 follow.]

Release Date:	Thursday, May 15, 2008 – FOR IMMEDIATE RELEASE

Company Contacts:	Scott A. Marek, Asst. Vice President-IR 972.629.4493
Richard M. Buxton, Senior Vice President 972.629.4408
Email address: ir@gainsco.com
Website: www.gainsco.com

GAINSCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended March 31,
	2008	2007
Net premiums earned	$43,340	51,463
Net investment income	2,134	2,422
Net realized gains	81	—
Agency revenues	2,985	3,307
Other income , net	26	52

Total revenues	48,566	57,244

Claims & CAE incurred	32,416	43,226
Policy acquisition costs	7,177	9,424
Underwriting and operating expenses	7,855	6,741
Interest expense, net	939	1,023

Income (loss) before Federal income taxes	179	(3,170)

Federal income taxes	12	(620)

Net income (loss)	$167	(2,550)

Income (loss) per common share:
Basic	$0.01	(0.10)

Diluted	$0.01	(0.10)

GAINSCO, INC. AND SUBSIDIARIES

OTHER INFORMATION

(In thousands, except per share data)

	Three months ended March 31,
	2008	2007
Gross premiums written	$51,966	58,463

GAAP RATIOS:
C & CAE Ratio (1)	74.8%	84.0%
Expense Ratio (2)(3)	25.8%	23.2%

Combined Ratio (2)	100.6%	107.2%

(1)	C & CAE is an abbreviation for Claims and claims adjustment expenses, stated as a percentage of net premiums earned.
(2)	The Expense Ratio and Combined Ratio do not reflect expenses of the holding company, which include interest on the note payable and subordinated debentures.
(3)	Commissions, change in deferred acquisition costs, underwriting expenses and operating expenses (insurance subsidiaries only) are offset by agency revenues and are stated as a percentage of net premiums earned.